EXHIBIT 3.4
                              State of Delaware
                        Office of the Secretary of State
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         I, Edward J. Freel, Secretary of State of the State of Delaware, do
hereby certify the attached is a true and correct copy of the Certificate of Amendment of "Speizman Industries, Inc.", filed in this office on the twelfth day of February, A.D. 1997, at 9 o'clock A.M.

         A certified copy of this certificate has been forward to the New Castle County Recorder of Deeds for Recording.





                                             /s/ Edward J. Freel
                                             Edward J. Freel, Secretary of State



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                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                            SPEIZMAN INDUSTRIES, INC.


         The undersigned, a corporation organized and existing under the laws of the State of Delaware, does hereby certify as follows:

1.   The name of the corporation is SPEIZMAN INDUSTRIES, INC.

2. The Certificate of Incorporation of the corporation is hereby amended by deleting Article Fourth (A) in its entirety and substituting the following in lieu thereof:

                  FOURTH: (A) The total number of shares of all classes of stock which the Corporation shall have authority to issue is 20,025,000, of which 25,000 shares shall be Preferred Stock, par value $100 per share (hereinafter the "Preferred Stock"), and 20,000,000 shares shall be Common Stock, par value $.10 per share (hereinafter the "Common Stock").

3. The foregoing amendment was duly adopted by the Board of Directors and stockholders of the corporation in accordance with Section 242 of the General Corporation Law.

         IN WITNESS WHEREOF, the corporation has caused this Certificate of Amendment to be executed on its behalf by Robert S. Speizman, its President and Chairman of the Board of Directors, and attested by Josef Sklut, its Secretary, this 31st day of January, 1997, hereby declaring and certifying that this is the act and deed of the corporation and that the facts stated herein are true.


                                            SPEIZMAN INDUSTRIES, INC.


[CORPORATE SEAL]                            By:  /s/ Robert S. Speizman
                                            Robert S. Speizman, President
                                             and Chairman of the Board

ATTEST:


/s/ Josef Sklut
Josef Sklut, Secretary